Exhibit 15

May 10, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We are aware that Monster Worldwide, Inc. has incorporated by reference in its previously filed open Registration Statements on Form S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131, 333-96101, 333-61400, 333-71062, 333-109598, 333-115007, 333-116004, 333-124134 and 333-131899) its Form 10-Q for the quarter ended March 31, 2006, which includes our report dated April 26, 2006 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the “Act”), that report is not considered part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to April 26, 2006.

BDO Seidman, LLP
New York, New York